Exhibit 99.1

Riot Platforms Reports Full Year 2024 Financial Results, Current Operational and Financial

Highlights

Riot Reports $376.7 million in Total Revenue and Deployed Hash Rate of 31.5 EH/s

CASTLE ROCK, Colo., February 24, 2025 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, reported financial results for the full year ended December 31, 2024. The accompanying presentation materials are available on Riot’s website.

“Riot had a remarkable year in 2024, generating record revenue of $376.7 million and net income of $109.4 million,” said Jason Les, CEO of Riot. “These results are particularly noteworthy in the context of the Bitcoin network’s ‘halving’ in April of 2024, and an increase in global hash rate of 67% over the course of the year. Riot also generated record adjusted EBITDA of $463.2 million in 2024, demonstrating the value of our Bitcoin treasury policy of retaining Bitcoin production rather than selling. Due to our efforts over the prior year, we are in an exceptionally strong position and focused on executing on the exciting opportunities ahead of us to maximize shareholder value, particularly on the AI/HPC front.

“The year 2024 was marked by major growth initiatives coming to fruition, including the energization of our Corsicana Facility, and the acquisitions of Block Mining and E4A Solutions, a leading electrical engineering services company which complements our Engineering business and our Bitcoin mining operations. These growth initiatives, combined with our significantly improved operating performance, have resulted in Riot mining 4,828 Bitcoin during the year, at an average direct cost of $32,216 per coin. This low cost to mine was made possible by Riot’s unique power strategy, which again yielded strong results with an all-in cost of power of 3.4 cents per kilowatt hour across all facilities during the year.

“In addition to our mining operations adding Bitcoin to our balance sheet, Riot also took a major step forward in our Bitcoin yield strategy by closing on our inaugural convertible senior notes offering, successfully raising $579 million in net proceeds in December 2024 on highly attractive terms. Riot utilized the proceeds from this offering to acquire an additional 5,784 Bitcoin, bringing total holdings at the end of the year to 17,722 Bitcoin, a 141% increase over the prior year and resulting in a 39% Bitcoin yield for our shareholders in 2024.  Demonstrating continued accretion in Bitcoin yield will continue to be a key focus for Riot going forward.

“Looking ahead to 2025, Riot recently announced we have engaged financial advisors and are pursuing opportunities in the AI/HPC sector for the Company’s power assets at our Corsicana Facility. With one gigawatt of overall capacity, 600 megawatts of which are unutilized, we believe this large amount of readily available power located near a major metropolitan area in Dallas, TX is a rare offering, and we are accelerating conversations with potential counterparties to best maximize the value of the Corsicana Facility and all other assets within Riot.”

Fiscal Year 2024 Financial and Operational Highlights

Key financial and operational highlights for the fiscal year ended December 31, 2024 include:

●	Total revenue of $376.7 million, as compared to $280.7 million for the same period in 2023. The increase was primarily driven by a $132.0 million increase in Bitcoin mining revenue.
●	Produced 4,828 Bitcoin, as compared to 6,626 during the same twelve-month period in 2023.
●	The average cost to mine Bitcoin, excluding depreciation, was $32,216 in 2024, as compared to $3,831 per Bitcoin in 2023. The increase was primarily driven by a 53% decrease in power credits received in FY 2024 relative to power credits received in FY 2023, the block subsidy ‘halving’ event, which occurred in April 2024, and a 67% increase in the average global network hash rate as compared to the same period in 2023.
●	Generated $33.7 million in power credits during the year, as compared to $71.2 million in power credits generated for the same twelve-month period in 2023.
●	Bitcoin Mining revenue of $321.0 million for the year, as compared to $189.0 million for the same twelve-month period in 2023, primarily driven by higher average Bitcoin prices and an increase in operational hash rate, partially offset by an increase in network difficulty and the block subsidy ‘halving’ event.
●	Engineering revenue of $38.5 million for the year, as compared to $64.3 million for the same twelve-month period in 2023. This decrease was primarily driven by one large manufacturing contract for a governmental entity which took longer than anticipated to complete due to supply chain constraints during the year, which resulted in decreased receipts of materials and delayed recognition of revenue.
●	Maintained industry-leading financial position, with $439.1 million in working capital, including $277.9 million in cash on hand and $134.3 million in marketable equity securities.
●	Held 17,722 unencumbered Bitcoin, equating to approximately $1.65 billion based on a market price for one Bitcoin on December 31, 2024, of $93,354.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical engineering and fabrication operations in Denver, Colorado, and Houston, Texas.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements relating to the Company’s development at its facilities and the Company’s plans, projections, objectives, expectations, and intentions about future events and trends that it believes may affect the Company’s financial condition, results of operations, business strategy, short-term and long- term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: risks related to the Company’s growth, the anticipated demand for AI/HPC uses, the feasibility of developing the Company’s power capacity for AI/HPC uses, competition in the markets in which the Company operates, market growth, the Company’s ability to innovate and expand into new markets, the Company’s ability to realize benefits from its implementation of new strategies into its business, estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the development of our mining facilities in Texas, Kentucky and elsewhere; our expected schedule of new miner deliveries; our access to electrical power; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; our megawatt capacity under development; risks related to the Company’s inability to realize the anticipated benefits from immersion cooling; the inability to integrate acquired businesses successfully, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; or the failure of the Company to otherwise realize anticipated efficiencies and strategic and financial benefits from our business strategies. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward- looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the

Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:
Phil McPherson
IR@Riot.Inc

Media Contact:

Alexis Brock

303-794-2000 ext. 118

PR@Riot.Inc